1290 Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 10/31/2016
Registrant CIK:  00011160168
FILE NUMBER: 811- 10509

74V.

Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND

 Class A
 Class C
 Class I
Class R
1290 CONVERTIBLE SECURITIES
1290
9.56
            -
9.56
9.56
1290 DOUBLELINE DYNAMIC ALLOCATION
1290
10.53
            -
10.55
10.52
1290 GAMCO SMALL/MID CAP VALUE
1290
10.28
10.30
10.30
10.23
1290 GLOBAL TALENTS FUND
1290
10.33
            -
10.34
10.31
1290 HIGH YIELD BOND
1290
9.01
9.01
9.01
9.01
1290 MULTI-ALTERNATIVE STRATEGIES
1290
9.97
            -
9.99
9.95
1290 SMARTBETA EQUITY
1290
10.25
10.27
10.27
10.23
1290 UNCONSTRAINED BOND MANAGERS
1290
9.89
            -
9.89
9.88